ITT HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
HARTFORD, CONNECTICUT 06104-2999
(A STOCK INSURANCE COMPANY)
(THE "COMPANY")

NATIONAL SERVICE CENTER ADDRESS:
P.O. BOX 59179
MINNEAPOLIS, MINNESOTA 55459

Will pay the Death Proceeds to the Beneficiary, upon receipt at Our National
Service Center in Minneapolis, Minnesota, of due proof of the Insured's death while the Policy was in force.

Signed for the Company

/s/ Lynda Godkin         /s/ Lowndes A. Smith

Lynda Godkin, SECRETARY     Lowndes A. Smith, PRESIDENT

READ YOUR POLICY CAREFULLY
This is a legal contract between You and Us

RIGHT TO EXAMINE POLICY

WE WANT YOU TO BE SATISFIED WITH THE POLICY YOU HAVE PURCHASED. WE URGE YOU TO
EXAMINE IT CLOSELY. IF, FOR ANY REASON YOU ARE NOT SATISFIED, YOU MAY DELIVER
OR MAIL THE POLICY TO US OR TO THE AGENT FROM WHOM IT WAS PURCHASED ANYTIME
DURING YOUR FREE LOOK PERIOD. YOUR FREE LOOK PERIOD BEGINS ON THE DAY YOU GET
YOUR POLICY AND ENDS ON THE LATEST OF: (A) TEN DAYS AFTER YOU GET IT, (B) 45
DAYS AFTER YOU SIGN THE APPLICATION, AND (C) TEN DAYS AFTER WE MAIL YOU THE
NOTICE OF WITHDRAWAL RIGHT. IN SUCH AN EVENT, THE POLICY WILL BE RESCINDED AND
WE WILL PAY AN AMOUNT EQUAL TO THE GREATER OF THE PREMIUMS PAID FOR THE POLICY
LESS ANY INDEBTEDNESS OR THE SUM OF: I) THE ACCOUNT VALUE LESS ANY INDEBTEDNESS, ON THE DATE THE RETURNED POLICY IS RECEIVED BY US OR TO THE AGENT FROM WHOM IT WAS PURCHASED; AND, II) ANY DEDUCTIONS UNDER THE POLICY OR CHARGES ASSOCIATED WITH THE SEPARATE ACCOUNT.

CASH SURRENDER VALUE PAYABLE ON THE SCHEDULED MATURITY DATE,
UNLESS EXTENDED BY RIDER
DEATH PROCEEDS PAYABLE AT DEATH
ADJUSTABLE DEATH BENEFIT
PREMIUMS PAYABLE AS SHOWN ON PAGE 3
NON-PARTICIPATING

THE PORTIONS OF THE ACCOUNT VALUES PROVIDED BY THIS CONTRACT THAT ARE IN THE

SUB-ACCOUNTS ARE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT. THEY ARE VARIABLE AND NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. THE AMOUNT OF THE DEATH BENEFIT MAY BE FIXED OR VARIABLE DEPENDING ON THE INVESTMENT EXPERIENCE OF THAT SEPARATE ACCOUNT. THE FACE AMOUNT IS A GUARANTEED DEATH BENEFIT DURING THE FIRST TEN POLICY YEARS SUBJECT TO THE CONDITIONS DESCRIBED ON PAGE 13.

FLEXIBLE PREMIUM
VARIABLE LIFE INSURANCE POLICY
[logo]

TABLE OF CONTENTS

            PAGE
Policy Specifications         3
Definitions              5
Death Benefit         7
Increases and Decreases in Face Amount     8
Premiums         8
Valuation Provisions         10
Account Value, Cash Value
and Cash Surrender Value     10
Transfers             11
Monthly Deduction Amount     12
Lapse and Policy Grace Period     13
Reinstatement         14
Policy Loans         15
Withdrawals         16
Surrenders         16

Payments By Us         16
Taxation             16
The Contract         17
Ownership and Beneficiary     18
Exchange Option         18
Termination and Maturity Date     19
Income Settlement Options     19
Any Riders follow page         21

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

POLICY SPECIFICATIONS

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BASE POLICY INFORMATION
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POLICY: FLEXIBLE PREMIUM VARIABLE LIFE

POLICY NUMBER: VL00001
INSURED: JOHN DOE
ISSUE AGE/SEX: 35, MALE
INSURANCE CLASS: PREFERRED
OWNER: JOHN DOE
BENEFICIARY: JANE DOE

INITIAL FACE AMOUNT:                 $100,000
DEATH BENEFIT OPTION:             A (LEVEL OPTION)
DEATH BENEFIT GUARANTEE PERIOD:         JANUARY 1, 1996 - DECEMBER 31, 2005
OPTION C LIMIT:                 NOT APPLICABLE

FIRST PLANNED PREMIUM:             $700.00
PREMIUM MODE:                 ANNUAL
MONTHLY DEATH BENEFIT GUARANTEE PREMIUM:     $ 84.39

POLICY DATE:                 JANUARY 1, 1996
DATE OF ISSUE:                 JANUARY 1, 1996
SCHEDULED MATURITY DATE:             JANUARY 1, 2056*

* IT IS POSSIBLE THAT COVERAGE WILL EXPIRE PRIOR TO THE SCHEDULED MATURITY
DATE SHOWN WHERE PREMIUMS AND INVESTMENT EXPERIENCE ARE INSUFFICIENT TO
CONTINUE COVERAGE TO SUCH DATE. COVERAGE MAY ALSO BE AFFECTED BY CHANGES
IN THE MONTHLY DEDUCTION AMOUNT.

POLICY NUMBER: VL0000001

POLICY SPECIFICATIONS

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ADDITIONAL BENEFITS AND RIDERS
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TERM INSURANCE

DESIGNATED INSURED:                 SALLY DOE
ISSUE AGE/SEX:                 60/FEMALE
INSURANCE CLASS:                 PREFERRED
TERM INSURANCE AMOUNT:                 $50,000
ISSUE CHARGE:                 $31.00
FIRST YEAR MONTHLY TERM INSURANCE CHARGE:     $ 4.09
DATE OF ISSUE:                 01/01/1996
RIDER EFFECTIVE DATE:                 01/01/1996
TERMINATION DATE:                 01/01/2056

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WAIVER OF SPECIFIED AMOUNT DISABILITY BENEFIT

INSURED:         JOHN DOE
INSURANCE CLASS:     PREFERRED
SPECIFIED AMOUNT:     $58.33
FIRST YEAR MONTHLY CHARGE:     $ 2.33
DATE OF ISSUE:     01/01/1996
RIDER EFFECTIVE DATE: 01/01/1996
TERMINATION DATE:     01/01/2026

Page 3 (cont'd)

POLICY NUMBER: VL0000001

POLICY SPECIFICATIONS

POLICY CHARGES

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DEDUCTIONS FROM PREMIUM PAYMENTS
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TYPE OF         POLICY PERCENT OF
CHARGE         YEARS PREMIUMS PAID
------     -----      -------------

GUARANTEED MAXIMUM     ALL     2%
SALES CHARGES
DAC TAX CHARGE         ALL     [1.25%]
PREMIUM TAX CHARGE     ALL     [2.35%]

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GUARANTEED MAXIMUM DEDUCTIONS FROM ACCOUNT VALUE
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    TYPE OF             POLICY CHARGE OR
    CHARGE         YEARS PERCENT OF VALUE
------             -----     ----------------

MONTHLY ADMINISTRATIVE CHARGE     1     $25.00 PER MONTH
                2-10     $10.00 PER MONTH
                11+ $7.50 PER MONTH
MORTALITY AND EXPENSE         1-10 .067% PER MONTH (.80%
RISK CHARGE                 PER YEAR) OF SEPARATE
                     ACCOUNT VALUE
                11+ .042% PER MONTH (.50%
                    PER YEAR) OF SEPARATE
                    ACCOUNT VALUE
TRANSFER CHARGE         ALL $0.00 FOR THE FIRST
                    TRANSFER IN ANY
                    CALENDAR MONTH
                ALL $25.00 PER TRANSFER IN
                    EXCESS OF 1 PER
                    CALENDAR MONTH
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MAXIMUM SURRENDER CHARGES *
- ---------------------------

POLICY MAXIMUM POLICY MAXIMUM
YEAR CHARGE YEAR CHARGE

1 $1000.00 9 $636.00
2 1000.00 10 545.00
3 1000.00 11 455.00
4 1000.00 12 364.00
5 1000.00 13 273.00
6 909.00 14 182.00
7 818.00 15 91.00
8 727.00 16+ 0.00

* SURRENDER CHARGES WILL BE REDUCED AS THE RESULT OF ANY PRIOR SURRENDER
CHARGES ASSESSED.

Page 3A

POLICY NUMBER: VL0000001

POLICY SPECIFICATIONS

ACCOUNT VALUE INFORMATION

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FIXED ACCOUNT
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FIXED ACCOUNT MINIMUM CREDITED RATE: 4%

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SUB-ACCOUNTS AND FUNDS
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LISTED BELOW ARE THE SUB-ACCOUNTS OF THE HARTFORD LIFE INSURANCE COMPANY
SEPARATE [ACCOUNT VL I] AND THE FUNDS THEY INVEST IN.

SUB-ACCOUNT FUND
HARTFORD BOND             HARTFORD BOND FUND, INC.
HARTFORD STOCK         HARTFORD STOCK FUND, INC.
HARTFORD MONEY MARKET     HVA MONEY MARKET FUND, INC.
HARTFORD ADVISERS         HARTFORD ADVISERS FUND, INC.
HARTFORD CAPITAL APPRECIATION     HARTFORD CAPITAL APPRECIATION FUND, INC.
HARTFORD MORTGAGE SECURITIES     HARTFORD MORTGAGE SECURITIES FUND, INC.
HARTFORD INDEX             HARTFORD INDEX FUND, INC.
HARTFORD INTERNATIONAL         HARTFORD INTERNATIONAL
OPPORTUNITIES         OPPORTUNITIES FUND, INC.
HARTFORD DIVIDEND & GROWTH     HARTFORD DIVIDENDS & GROWTH FUND, INC.
PUTNAM GLOBAL GROWTH         PCM GLOBAL GROWTH FUND
PUTNAM GROWTH AND INCOME     PCM GROWTH AND INCOME FUND
PUTNAM HIGH YIELD         PCM HIGH YIELD FUND
PUTNAM MONEY MARKET         PCM MONEY MARKET FUND
PUTNAM GLOBAL ASSET ALLOCATION     PCM GLOBAL ASSET ALLOCATION FUND
PUTNAM U.S. GOVERNMENT AND     PCM U.S. GOVERNMENT AND
HIGH QUALITY BOND         HIGH QUALITY FUND

PUTNAM VOYAGER         PCM VOYAGER FUND
PUTNAM UTILITIES GROWTH AND INCOME PCM UTILITIES GROWTH AND INCOME FUND
PUTNAM DIVERSIFIED INCOME     PCM DIVERSIFIED INCOME FUND
PUTNAM NEW OPPORTUNITIES     PCM NEW OPPORTUNITIES FUND
FIDELITY ASSET MANAGER         ASSET MANAGER PORTFOLIO OF VARIABLE
                INSURANCE PRODUCTS FUND II
FIDELITY OVERSEAS         OVERSEAS PORTFOLIO OF VARIABLE
                INSURANCE PRODUCTS FUND
FIDELITY EQUITY INCOME         EQUITY-INCOME PORTFOLIO OF VARIABLE
                INSURANCE PRODUCTS FUND]
AND OTHER SUB-ACCOUNTS AND FUNDS AS MAY BE MADE AVAILABLE FROM TIME TO TIME.
INITIAL ALLOCATION
OF NET PREMIUMS: HARTFORD MONEY MARKET SUB-ACCOUNT 100%

Page 3B

POLICY NUMBER: VL0000001

POLICY SPECIFICATIONS

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TABLE OF MINIMUM DEATH BENEFIT PERCENTAGES
AND MONTHLY MAXIMUM COST OF INSURANCE RATES PER $1,000
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MINIMUM         MAXIMUM COST MINIMUM         MAXIMUM COST
ATTAINED DEATH BENEFIT OF INSURANCE     ATTAINED DEATH BENEFIT OF INSURANCE
AGE      PERCENTAGES RATE      AGE PERCENTAGES RATE

36 250.00 0.1517 66 119.00 2.0517
37 250.00 0.1617 67 118.00 2.2633
38 250.00 0.1725 68 117.00 2.4933
39 250.00 0.1842 69 116.00 2.7483
40 250.00 0.1983 70 115.00 3.0367
41 243.00 0.2133 71 113.00 3.3658
42 236.00 0.2292 72 111.00 3.7458
43 229.00 0.2467 73 109.00 4.1758
44 222.00 0.2658 74 107.00 4.6483

45 215.00 0.2875 75 105.00 5.1533
46 209.00 0.3108 76 105.00 5.6867
47 203.00 0.3358 77 105.00 6.2442
48 197.00 0.3633 78 105.00 6.8292
49 191.00 0.3933 79 105.00 7.4600
50 185.00 0.4275 80 105.00 8.1567
51 178.00 0.4667 81 105.00 8.9375
52 171.00 0.5117 82 105.00 9.8183
53 164.00 0.5633 83 105.00 10.7950
54 157.00 0.6208 84 105.00 11.8483
55 150.00 0.6850 85 105.00 12.9542
56 146.00 0.7550 86 105.00 14.0983
57 142.00 0.8292 87 105.00 15.2633
58 138.00 0.9117 88 105.00 16.4442
59 134.00 1.0042 89 105.00 17.6575
60 130.00 1.1075 90 105.00 18.9208
61 128.00 1.2225 91 104.00 20.2633
62 126.00 1.3550 92 103.00 21.7350
63 124.00 1.5050 93 102.00 23.4792
64 122.00 1.6717 94 101.00 25.8192
65 120.00 1.8542

THE MINIMUM DEATH BENEFIT PERCENTAGES ARE DETERMINED TO COMPLY WITH SECTION 7702 OF THE INTERNAL REVENUE CODE, OR YOUR REQUESTED PERCENTAGES, IF GREATER. THE MAXIMUM COST OF INSURANCE RATES DO NOT EXCEED THE COST OF INSURANCE RATES BASED ON THE 1980 COMMISSIONERS STANDARD ORDINARY SMOKER OR NONSMOKER MORTALITY TABLE, AGE LAST BIRTHDAY.

Page 3C

POLICY NUMBER: VL0000001

RIDER SPECIFICATIONS

DESIGNATED INSURED: SALLY DOE

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TERM INSURANCE
TABLE OF MONTHLY MAXIMUM RATES
(PER $1,000 OF RIDER BENEFIT)
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ATTAINED MAXIMUM ATTAINED MAXIMUM
AGE RATE AGE RATE

61 $0.7975 81 $6.4175
62 0.8742 82 7.2050
63 0.9683 83 8.0933
64 1.0742 84 9.0725
65 1.1883 85 10.1317
66 1.3067 86 11.2633
67 1.4275 87 12.4658
68 1.5525 88 13.7400
69 1.6917 89 15.0958
70 1.8550 90 16.5442
71 2.0542 91 18.1183
72 2.2983 92 19.8775
73 2.5908 93 21.9458
74 2.9275 94 24.6025
75 3.3033
76 3.7100
77 4.1458
78 4.6175
79 5.1400
80 5.7342

THE MONTHLY MAXIMUM RATES DO NOT EXCEED THE COST OF INSURANCE RATES BASED ON THE
1980 COMMISSIONERS STANDARD ORDINARY SMOKER OR NONSMOKER MORTALITY TABLE, AGE
LAST BIRTHDAY.

POLICY NUMBER: VL0000001

RIDER SPECIFICATIONS

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WAIVER OF SPECIFIED AMOUNT DISABILITY
TABLE OF MONTHLY MAXIMUM RATES
(PER $1 OF MONTHLY BENEFIT)
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ATTAINED MAXIMUM ATTAINED MAXIMUM
AGE RATE AGE RATE

36 0.040 51 0.070
37 0.041 52 0.075
38 0.041 53 0.079
39 0.042 54 0.084
40 0.043 55 0.088
41 0.044 56 0.103
42 0.044 57 0.120
43 0.045 58 0.137
44 0.046 59 0.157
45 0.046 60 0.069
46 0.050 61 0.063
47 0.053 62 0.051
48 0.057 63 0.055
49 0.061 64 0.058
50 0.066

THE MONTHLY MAXIMUM RATES DO NOT EXCEED THE COST OF INSURANCE RATES BASED ON THE
1980 COMMISSIONERS STANDARD ORDINARY SMOKER OR NONSMOKER MORTALITY TABLE, AGE
LAST BIRTHDAY.

Page 4A

DEFINITIONS The definitions in this section apply to the
following words and phrases whenever and wherever they appear in the Policy.
ACCOUNT VALUE: the total of all amounts in the Fixed Account,
Loan Account and Sub-Accounts.
ACCUMULATION UNIT: an accounting unit used to calculate the
value of a Sub-Account.
ATTAINED AGE: the Issue Age plus the number of completed Policy
Years.
CASH SURRENDER VALUE: the Cash Value less all Indebtedness.

CASH VALUE: the Account Value less any applicable Surrender
Charges.
COMPANY, WE, US, OUR: the Company referred to on the first page of the Policy.
CUMULATIVE DEATH BENEFIT GUARANTEE PREMIUM: the premium
required to maintain the Death Benefit Guarantee.
DATE OF ISSUE: the date shown on Page 3 from which Suicide and
Incontestability provisions are measured. The date may be
different from the Policy Date.
DEATH BENEFIT: on the Policy Date, the Death Benefit equals the
Face Amount. Thereafter, it may change in accordance with the terms of the Death Benefit Option provision, the Minimum Death
Benefit provision, the Death Benefit Guarantee provision and the
Withdrawals provision.
DEATH BENEFIT OPTION: the Death Benefit Option in effect
determines how the Death Benefit is calculated. The three Death
Benefit Options provided are described in the Death Benefit
section.
DEATH PROCEEDS: the amount which We will pay on the death of the Insured.
FACE AMOUNT: an amount We use to determine the Death Benefit.
On the Policy Date, the Face Amount equals the Initial Face
Amount shown on Page 3. Thereafter, it may change in accordance with the terms of the Increases and Decreases in Face Amount provision and the Withdrawals provision.
FIXED ACCOUNT: part of the Company's General Account to which all or a portion of the Account Value may be allocated.
FUNDS: the registered open end management investment companies in which the assets of the Separate Account may be invested.
GENERAL ACCOUNT: all Company assets other than those allocated to the separate accounts.
GRACE PERIOD: The 61 day period between the day Your policy
goes into default and the day on which Your policy terminates.

INDEBTEDNESS: all loans taken on the Policy, plus any interest due or accrued minus any loan repayments.
INSURED: the person whose life is insured under the Policy as shown on Page 3.
IN WRITING: in a written form satisfactory to Us.

DEFINITIONS ISSUE AGE: as of the Policy Date, the Insured's
(continued) age on his/her last birthday.
LOAN ACCOUNT: an account established for any amounts
transferred from the Fixed Account and Sub-Accounts as a result of loans. The amounts in the Loan Account are credited with
interest and are not subject to the investment experience of any
Sub-Accounts.
MONTHLY ACTIVITY DATE: the Policy Date and the same date in
each succeeding month as the Policy Date. However, whenever the
Monthly Activity Date falls on a date other than a Valuation
Day, the Monthly Activity Date will be deemed to be the next
Valuation Day.
NET PREMIUM: the amount of premium credited to the Account
Value. It is the premium paid minus the deductions from premium shown on Page 3A.
PLANNED PREMIUM: the amount that the Owner intends to pay. The
First Planned Premium is shown on Page 3.
POLICY ANNIVERSARY: an anniversary of the Policy Date.
POLICY GRACE PERIOD: the 61 day period between the day Your
policy goes into default and the day on which Your policy
terminates.
POLICY DATE: the date shown on Page 3 from which Policy
Anniversaries and Policy Years are determined.

POLICY YEARS: years as measured from the Policy Date.
PRO RATA BASIS: an allocation method based on the proportion of the Account Value in the Fixed Account and each Sub-Account.
SCHEDULED MATURITY DATE: the date, shown on Page 3, on which the Policy will mature, unless extended by rider.
SEPARATE ACCOUNT: an account entitled Separate Account VL I
which has been established by Us to separate the assets funding the variable benefits for the class of contracts to which the
Policy belongs from the other assets of the Company. Separate
Account VL I will offer the Funds listed on Page 3B as its
underlying investments.
SUB-ACCOUNTS: the subdivisions of the Separate Account. These are shown on Page 3B.
SURRENDER CHARGE: a charge that may be assessed if You
surrender the Policy or the Face Amount is decreased.
VALUATION DAY: the date on which a Sub-Account is valued. This occurs everyday We are open and the New York Stock Exchange is open for trading.
VALUATION PERIOD: the period of time between the close of
business on successive Valuation Days.
YOU, YOUR: the Owner of the Policy.

DEATH BENEFIT GENERAL
Upon receipt of due proof of the Insured's death, We will pay the Death Proceeds to the Beneficiary.
DEATH PROCEEDS
Death Proceeds equal the Death Benefit described below less
Indebtedness and less any due and unpaid Monthly Deduction

Amounts occurring during a Policy Grace Period.
However, if the Insured dies after We receive a request In
Writing from You to surrender the Policy, the Cash Surrender
Value will be paid in lieu of the Death Proceeds.
The Death Benefit is the greater of:
(a) the Death Benefit provided by the Death Benefit Option
chosen; and
(b) the Minimum Death Benefit described below.
DEATH BENEFIT OPTIONS
You have three Death Benefit Options.
1. Under Option A (Level Option), the Death Benefit is the
Face Amount on the date We receive due proof of the
Insured's death.
2. Under Option B (Return of Account Value Option), the
Death Benefit is the Face Amount, plus the Account Value
on the date We receive due proof of the Insured's death.
3. Under Option C (Return of Premium Option), the Death
Benefit is the Face Amount on the date of the Insured's
death, plus the lesser of: (a) the sum of the premiums
paid up to the date We receive due proof of the Insured's
death; and (b) the Option C Limit shown on Page 3.
DEATH BENEFIT OPTION CHANGES
You may change Your Death Benefit Option, subject to the
conditions described here. You must notify Us In Writing of the change. Such change will be effective on the Monthly Activity
Date following the date We receive the request.
You may change Option C (Return of Premium Option) or Option B
(Return of Account Value Option) to Option A (Level Option). If
You do, the Face Amount will become that amount available as a
Death Benefit immediately prior to the option change. You may change Option A (Level Option) or Option C (Return of Premium
Option) to Option B (Return of Account Value Option). If You
do, the Face Amount will become that amount available as a Death
Benefit immediately prior to the option change, reduced by the then current Account Value. Any resulting decrease in the Face
Amount may be subject to a partial Surrender Charge as described in the Decreases in Face Amount provision.
MINIMUM DEATH BENEFIT
We will automatically increase the Death Benefit so that it will never be less than the Account Value multiplied by the Minimum
Death Benefit Percentage for the then current Policy Year. The
Table of Minimum Death Benefit Percentages is shown on Page 3C.
This is to ensure that:
(a) the Policy continues to qualify as life insurance under
the Internal Revenue Code; or
(b) the Policy maintains the relationship between the
Account Value and the Death Benefit You selected on Your
application, if greater.

INCREASES AND GENERAL
DECREASES IN At any time after the first Policy Year, You may make a request
FACE AMOUNT In Writing to change the Face Amount.
The minimum amount by which the Face Amount can be increased or decreased is based on Our rules then in effect.
We reserve the right to limit You to one increase or decrease in any 12 month period.
DECREASES IN FACE AMOUNT
A decrease in the Face Amount will be effective on the Monthly
Activity Date following the date We receive Your request. The remaining Face Amount must not be less than Our minimum rules then in effect.
If You decrease Your Face Amount to an amount lower than it has ever been, a partial Surrender Charge may be assessed.
The Surrender Charge assessed will be:
(a) the Surrender Charge applicable to the then current Policy
Year, if any; multiplied by
(b) the percentage described below.
The percentage will be determined by:
(i) subtracting the requested Face Amount from the lowest Face
Amount prior to the request; and
(ii) dividing that difference by the lowest Face Amount prior to the request.
The Surrender Charge assessed will be deducted from Your Account
Value on the Monthly Activity Date on which the decrease becomes effective. We will also reduce the Surrender Charges applicable to future Policy Years and provide You a revised schedule of
Maximum Surrender Charges.
INCREASES IN FACE AMOUNT
All requests to increase the Face Amount must be applied for on a new application and accompanied by the Policy. All requests will be subject to evidence of insurability satisfactory to Us.
Any increase approved by Us will be effective on the date shown on the new policy specifications page, provided that the Monthly
Deduction Amount for the first month after the effective date of the increase is made.
PREMIUMS GENERAL
No insurance is effective until We receive premiums sufficient to cover the Monthly Deduction Amount on the Policy Date. After the first premium has been paid, subsequent premiums can be paid at any time.
Checks must be made payable to the Company shown on the first page of the Policy.
Checks may be sent to either:
(a) Us at the address shown on the premium notice; or
(b) Our authorized agent in exchange for a receipt signed by
Our President or Secretary and countersigned by such agent.
We will apply any amount received under the Policy as a premium unless it is clearly marked otherwise. The premium will be
applied on the date We receive it at the address shown on the premium notice.

PREMIUMS PLANNED PREMIUM PAYMENTS

(continued) We will send You a premium notice for the Planned Premium payment. The notices may be sent at 12, 6, or 3 month intervals.
The First Year Planned Premium payment and premium mode You
selected are shown on Page 3. You may change the Planned Premium payment shown on the premium notices subject to Our minimum
amount rules then in effect.
FLEXIBLE PREMIUMS
After the first premium has been paid, Your subsequent premium payments are flexible. The actual amount and frequency of
payment will affect the Account Value and could affect the
amount and duration of insurance provided by the Policy.
You may pay additional premiums at any time prior to the
Scheduled Maturity Date subject to the Premium Limitation
provision.
PREMIUM LIMITATIONS
You may pay premiums at any time prior to the Scheduled Maturity
Date subject to the following limitations:
(a) The minimum premium that We will accept is $50.
(b) If premiums are received which would cause the Policy
to fail to meet the definition of a life insurance
contract in accordance with the Internal Revenue Code, We
reserve the right to refund the excess premium payments.
Such refunds and interest thereon will be made within 60
days after the end of a Policy Year.
(c) We reserve the right to require evidence of
insurability for any premium payment that results in an
increase in the Death Benefit greater than the amount of
the premium.
(d) Any premium received in excess of $1,000,000 is
subject to Our approval.
INITIAL PREMIUM ALLOCATION
The initial Net Premium will be allocated to the Hartford Money
Market Sub-Account on the later of:
(a) the Policy Date; and
(b) the date We receive the premium.
The Accumulated Value in the Hartford Money Market Sub-Account
will then be allocated to the Fixed Account and Sub-Accounts according to the premium allocation You specified in the
application on the latest of:
(a) 45 days after the application is signed;
(b) 10 days after We receive the premium;
(c) 10 days after We mail You the Notice of Withdrawal Right;

and
(d) the date We receive the final requirement to put the Policy in force.
Any additional Net Premiums received by Us prior to such date will be allocated to the Hartford Money Market Sub-Account.
SUBSEQUENT PREMIUM ALLOCATIONS
You may change how Your premiums are allocated by notifying Us
In Writing. Subsequent Net Premiums will be allocated to the
Fixed Account and Sub-Accounts according to Your most recent instructions, subject to the following. The number of Sub-
Accounts that the Account Value may be allocated to will be
subject to Our rules then in effect. However, it will be
guaranteed to be no fewer than 9. If We receive a premium and
Your most recent allocation instructions would violate this
requirement, We will allocate the Net Premium to the Fixed
Account and Sub-Accounts on a Pro Rata Basis.

VALUATION SUB-ACCOUNT ACCUMULATION UNITS
PROVISIONS Amounts allocated to each Sub-Account increase the number of
Accumulation Units in each Sub-Account. The number of
Accumulation Units added to each Sub-Account is determined by dividing the amount allocated to the Sub-Account by the
dollar value of one Accumulation Unit for such Sub-Account.
Amounts taken from each Sub-Account decrease the number of
Accumulation Units in each Sub-Account. The number of
Accumulation Units subtracted from each Sub-Account is
determined by dividing the amount taken from the Sub-Account by the dollar value of one Accumulation Unit for such Sub-Account.
The number of Your Accumulation Units will not be affected by any subsequent change in the value of the units. The
Accumulation Unit Values in each Sub-Account may increase or decrease daily as described below.
SUB-ACCOUNT ACCUMULATION UNIT VALUE

The Accumulation Unit Value for each Sub-Account will vary to reflect the investment experience of the applicable Fund and will be determined on each Valuation Day by multiplying the
Accumulation Unit Value of the particular Sub-Account on the preceding Valuation Day by a Net Investment Factor for that Sub-
Account for the Valuation Period then ended. The Net Investment
Factor for each of the Sub-Accounts is equal to the net asset value per share of the corresponding Fund at the end of the
Valuation Period (plus the per share amount of any dividend or capital gain distributions paid by that Fund in the Valuation
Period then ended) divided by the net asset value per share of the corresponding Fund at the beginning of the Valuation Period.
EMERGENCY PROCEDURE
If a national stock exchange is closed (except for holidays or weekends) or trading is restricted due to an existing emergency as defined by the Securities and Exchange Commission so that We cannot value the Sub-Accounts, We may postpone all transactions which require valuation of the Sub-Accounts until valuation is possible. Any provision of the Policy which specifies a
Valuation Day will be superseded by the emergency procedure.
FIXED ACCOUNT
We will credit interest to amounts in the Fixed Account on a monthly basis at rates We determine. The Fixed Account Minimum
Credited Rate is shown on Page 3B. The interest credited will reflect the timing of amounts added to or withdrawn from the
Fixed Account.
ACCOUNT VALUE, ACCOUNT VALUE
CASH VALUE Your Account Value on the Policy Date equals the initial Net
AND CASH Premium less the Monthly Deduction Amount for the first policy
SURRENDER month.
VALUE

On each subsequent Monthly Activity Date, Your Account Value equals:
(a) the sum of Your Accumulated Values in the Fixed Account and
Sub-Accounts; plus
(b) the value of Your Loan Account, if any; minus,
(c) the appropriate Monthly Deduction Amount.
On each Valuation Day (other than a Monthly Activity Date), Your
Account Value equals:
(a) the sum of Your Accumulated Values in the Fixed Account and
Sub-Accounts; plus

(b) the value of Your Loan Account, if any.

ACCOUNT VALUE, ACCUMULATED VALUE - FIXED ACCOUNT
CASH VALUE Your Accumulated Value in the Fixed Account equals:
SURRENDER (a) the Net Premiums allocated to it; plus
VALUE (b) amounts transferred to it from the Sub-Accounts or the Loan
(continued) Account; plus
(c) interest credited to it; minus
(d) amounts transferred out of it to the Sub-Accounts or the
Loan Account; minus
(e) any transfer charges or Surrender Charges that have been taken from it; minus
(f) any Monthly Deduction Amounts taken from it; minus
(g) any withdrawals taken from it.
ACCUMULATED VALUE - SUB-ACCOUNTS
Your Accumulated Value in any Sub-Account equals:
(a) the number of Your Accumulation Units in that
Sub-Account on the Valuation Day; multiplied by

(b) that Sub-Account's Accumulation Unit Value on the
Valuation Day.
The number of Accumulation Units in any Sub-Account is increased when
(a) Net Premiums are allocated to it; or

(b) amounts are transferred to it from other
Sub-Accounts, the Fixed Account or the Loan Account.
The number of Accumulation Units in any Sub-Account is decreased when
(a) amounts are transferred out of it to other
Sub-Accounts, the Fixed Account or the Loan Account; or

(b) any transfer charges or Surrender Charges have been
taken from it; or

(c) any Monthly Deduction Amounts are taken from it; or

(d) any withdrawals are taken from it.
CASH VALUE
Your Cash Value is equal to the Account Value less any
applicable Surrender Charges. The Maximum Surrender Charges and
the Policy Years during which they will be applied are shown on
Page 3A.
CASH SURRENDER VALUE
Your Cash Surrender Value is equal to Your Cash Value minus the
Indebtedness, if any.
TRANSFERS AMOUNT AND FREQUENCY OF TRANSFERS
Upon request and as long as the Policy is in effect, You may transfer amounts among the Fixed Account and Sub-Accounts.
We reserve the right to limit the size of transfers and
remaining balances, and to limit the number and frequency of transfers.
RESTRICTIONS ON TRANSFERS FROM THE FIXED ACCOUNT
In addition to the conditions above, transfers from the Fixed
Account are subject to the following:
(a) the transfer must occur during the 30 day period
following each Policy Anniversary; and

(b) if the Accumulated Value in Your Fixed Account
exceeds $1,000, the amount transferred in any Policy Year
may be no larger than 25% of the Accumulated Value in the
Fixed Account on the date of transfer.
TRANSFER CHARGE
After a transfer has occurred, the Transfer Charge, as specified on Page 3A, if any, will be deducted on a Pro Rata Basis from the Fixed Account and Sub-Accounts.

MONTHLY GENERAL
DEDUCTION On each Monthly Activity Date, We will deduct an amount from

AMOUNT Your Account Value to pay for the benefits provided by the
Policy. This amount is called the Monthly Deduction Amount
and equals:
(a) the Cost of Insurance; plus
(b) the Monthly Administrative Charge; plus
(c) the Mortality and Expense Risk Charge; plus
(d) the charges for additional benefits provided by rider, if any.
The Monthly Deduction Amount will be taken on a Pro Rata Basis from the Fixed Account and Sub-Accounts on each Monthly Activity
Date.

COST OF INSURANCE
The Cost of Insurance for any Monthly Activity Date is equal to:
(a) the Cost of Insurance Rate per $1,000; multiplied by
(b) the amount at risk; divided by
(c) $1,000.
On any Monthly Activity Date, the amount at risk equals the
Death Benefit less the Account Value on that date prior to
assessing the Monthly Deduction Amount.
COST OF INSURANCE RATE
The Cost of Insurance Rate is based on the then current Policy
Year as well as the sex, Issue Age and insurance class of the
Insured shown on the top of Page 3.
The Cost of Insurance Rates will not exceed those in the Table of Monthly Maximum Cost of Insurance Rates shown on Page 4A.
We can use Cost of Insurance Rates that are lower than the
Monthly Maximum Cost of Insurance Rates shown on Page 4A. Rates will be determined on each Policy Anniversary based on Our
future expectations of such factors as mortality, expenses,
interest, persistency and taxes. Any change We make will be on a uniform basis for Insureds of the same Issue Age, sex and
insurance class and whose coverage has been in force for the same length of time. No change in insurance class or cost will occur on account of deterioration of the Insured's health.
MONTHLY ADMINISTRATIVE CHARGE
The Monthly Administrative Charge will not exceed the amounts shown on Page 3A.
MORTALITY AND EXPENSE RISK CHARGE
The Mortality and Expense Risk Charge for any Monthly Activity

Date is equal to:
(a) the Mortality and Expense Risk Rate; multiplied by
(b) the sum of Your Accumulated Values in the Sub-Accounts
on the Monthly Activity Date, prior to assessing the Monthly
Deduction Amount.
Each month the Mortality and Expense Risk Rate will not exceed that shown on Page 3A.

LAPSE AND POLICY GRACE PERIOD
POLICY During the first Policy Year, the Policy will go into default
GRACE PERIOD on any Monthly Activity Date on which the Account Value less
Indebtedness is not sufficient to cover the Monthly Deduction
Amount.
During the second Policy Year, the Policy will go into default on any Monthly Activity Date on which the Account Value less
Indebtedness less 1/2 of the Surrender Charge for the second
Policy Year is not sufficient to cover the Monthly Deduction
Amount. The Maximum Surrender Charges are shown on Page 3A.
During the third Policy Year and thereafter the Policy will go into default on any Monthly Activity Date if the Cash Surrender
Value is not sufficient to cover the Monthly Deduction Amount.
If the Policy goes into default, We will send You a notice
warning You that the Policy is in danger of terminating. That notice will tell You the premium required to keep the Policy from terminating. The premiums required will be no greater than the amount required to pay three Monthly Deduction Amounts as of the day the Policy Grace Period began. That notice will be

mailed both to You on the first day the Policy goes into
default, at your last known address, and to any assignee of
record.
We will keep the Policy inforce for the 61 day period following the date Your policy goes into default. We call that period the
Policy Grace Period. However, if We have not received the
required premiums (specified in Your warning notice) by the end of the Policy Grace Period, the Policy will terminate unless the
Death Benefit Guarantee is in effect (see the Death Benefit
Guarantee provision which follows).
If the Insured dies during the Policy Grace Period, We will pay the Death Proceeds.
DEATH BENEFIT GUARANTEE
The Policy will remain in force at the end of the Policy Grace
Period, as long as the Death Benefit Guarantee is in effect as described below.
The Death Benefit Guarantee is available as long as:
(a) the Policy is in the first ten Policy Years; and
(b) on each Monthly Activity Date during that period, the
cumulative premiums paid into the Policy, less Indebtedness
less withdrawals from the Policy, equal or exceed an amount
known as the Cumulative Death Benefit Guarantee Premium. We
describe below how to calculate the Cumulative Death Benefit
Guarantee Premium.
If the Death Benefit Guarantee is available and the premium
required to keep the Policy from terminating has not been paid by the end of the Policy Grace Period:
(a) all riders will terminate; and
(b) the Death Benefit Guarantee will be in effect.
While the Death Benefit Guarantee is in effect, the Death
Benefit will be the current Face Amount, regardless of the Death
Benefit Option previously selected.
The Death Benefit Guarantee will remain in effect on each
subsequent Monthly Activity Date provided:
(a) the Policy remains in default; and
(b) the Death Benefit Guarantee is available.
If the Account Value ever should be a negative amount while the
Death Benefit Guarantee is in effect, We guarantee that Your
Account Value will never be less than zero.

LAPSE AND
POLICY CALCULATION OF THE CUMULATIVE DEATH BENEFIT GUARANTEE PREMIUM
GRACE PERIOD On the Policy Date, the Cumulative Death Benefit Guarantee
(continued) Premium is the Monthly Death Benefit Guarantee Premium shown on Page 3.

On each Monthly Activity Date, the Cumulative Death Benefit
Guarantee Premium is:
(a) the Cumulative Death Benefit Guarantee Premium on the
previous Monthly Activity Date; plus
(b) the current Monthly Death Benefit Guarantee Premium. (The initial Monthly Death Benefit Guarantee Premium is shown on
Page 3.)
If, during the Death Benefit Guarantee Period, the Face Amount is increased or decreased, or if any riders are added, deleted or changed, a new Monthly Death Benefit Guarantee Premium will be calculated. We will send You notice of the new Monthly Death
Benefit Guarantee Premium which will be used in calculating the
Cumulative Death Benefit Guarantee Premium in subsequent months.
DEATH BENEFIT GUARANTEE GRACE PERIOD
If, on each Monthly Activity Date during the Death Benefit
Guarantee Period, the cumulative premiums paid into the Policy less Indebtedness less withdrawals from the Policy, do not equal or exceed the Cumulative Death Benefit Guarantee Premium on that date, a Death Benefit Guarantee Grace Period of 61 days will begin. We will mail the Owner and any assignee written notice of the amount of premium required to continue the Death Benefit
Guarantee.
The Death Benefit Guarantee will be removed from the Policy if the required premium is not paid by the end of the Death Benefit
Guarantee Grace Period. You will receive a written notification of the change and the Death Benefit Guarantee will never again be available or in effect on the Policy.
REINSTATEMENT Unless the Policy has been surrendered for its Cash Surrender
Value, the Policy may be reinstated prior to the Scheduled
Maturity Date provided:

(a) You make Your request In Writing within five years from
the Termination Date;
(b) satisfactory evidence of insurability is submitted;
(c) any Indebtedness at the time of termination must be
repaid or carried over to the reinstated policy; and
(d) You pay sufficient premium to:
(i) cover all Monthly Deduction Amounts that are due
and unpaid during the Policy Grace Period; and
(ii) keep the Policy in force for 3 months after the
date of reinstatement.
The Account Value on the reinstatement date will equal:
(a) the Cash Value at the time of termination; plus
(b) Net Premiums attributable to premiums paid at the time
of reinstatement; minus
(c) the Monthly Deduction Amounts that were due and unpaid
during the Policy Grace Period; plus
(d) the Surrender Charge at the time of reinstatement.
The Surrender Charge will be based on the duration from the
original Policy Date.

POLICY LOANS GENERAL
At any time while the Policy is in force, You may borrow against the Policy by assigning it as sole security to Us. We may defer granting a loan, except to pay premiums to Us, for the period permitted by law but not more than six months.
LOAN AMOUNTS
Any new loan taken together with any existing Indebtedness may not exceed the Cash Surrender Value on the date We grant a loan.
The minimum loan amount that We will allow is $500. Before
advancing the loan amount, We may withhold an amount sufficient to pay interest on total Indebtedness to the end of the Policy

Year and any Monthly Deduction Amounts due on or before the next
Policy Anniversary.
Unless you specify otherwise, all loan amounts will be
transferred from the Fixed Account and the Sub-Accounts to the
Loan Account on a Pro Rata Basis.
If total Indebtedness equals or exceeds the Cash Value on any
Monthly Activity Date, the Policy will then go into default.
See the Lapse and Policy Grace Period provision for details.
CREDITED INTEREST
Any amounts in the Loan Account will be credited with interest at a rate equal to the Fixed Account Minimum Credited Rate shown on Page 3B.
PREFERRED LOAN
If, any time after the 10th Policy Anniversary, the Account
Value exceeds the total of all premiums paid since issue, a
Preferred Loan is available. A lower interest rate is charged to Preferred Loans than to the rest of Your Indebtedness, if any. (Refer to the Interest Charged on Indebtedness provision for details.) The amount available for a Preferred Loan is the amount by which the Account Value exceeds the total premiums paid. The amount of Indebtedness that qualifies as a Preferred
Loan is determined on each Monthly Activity Date.
LOAN REPAYMENTS
All or part of a loan may be repaid at any time that:
(a) the Policy is in force; and
(b) the Insured is alive.
However, each repayment must be at least $50 and clearly
identified In Writing as a loan repayment.
The amount of a loan repayment will be deducted from the Loan
Account and will be allocated among the Fixed Account and Sub-
Accounts in the same percentage as premiums are allocated.
INTEREST CHARGED ON INDEBTEDNESS

The table below shows the interest rates We will charge on Your
Indebtedness.
----------------------------------------------------------------
DURING POLICY PORTION OF INTEREST RATE CHARGED
YEARS INDEBTEDNESS EQUALS THE FIXED

ACCOUNT MINIMUM
CREDITED RATE PLUS:
----------------------------------------------------------------
1-10 All Indebtedness 2%
----------------------------------------------------------------
11 and later Preferred Loans, if any 0%
Rest of Indebtedness 1%
----------------------------------------------------------------

POLICY LOANS Because the interest charged on Indebtedness may exceed the rate
(continued) credited to the Loan Account, the Indebtedness may grow faster than the Loan Account. If this happens, any difference between the value of the Loan Account and the Indebtedness will be
transferred on each Monthly Activity Date from the Fixed Account and Sub-Accounts to the Loan Account on a Pro Rata Basis.
WITHDRAWALS GENERAL
You may request a withdrawal In Writing. The minimum withdrawal allowed is $500. The maximum withdrawal is the Cash Surrender
Value less $1,000. A charge of up to $10 may be assessed for each withdrawal. One withdrawal per calendar month is allowed.
Unless specified otherwise the withdrawal will be deducted on a
Pro Rata basis from the Fixed and Sub-Accounts.
If the Death Benefit Option then in effect is Option A (Level
Option) or Option C (Return of Premium Option), the Face Amount
will be reduced by the amount equal to the reduction in the
Account Value resulting from the withdrawal.
Any withdrawal that causes the Face Amount to fall below the
Initial Face Amount may be subject to a partial Surrender
Charge. Refer to the Decreases in Face Amount provision for an explanation of the applicable partial Surrender Charge.

SURRENDERS GENERAL
While the Policy is in force, You may surrender the Policy to
Us. The Policy, and additional benefits provided by rider, are then cancelled as of the day We receive Your request In Writing or the date You request the surrender, whichever is later. We will then pay You the Cash Surrender Value as of that date.
PAYMENTS GENERAL
BY US We will pay Death Proceeds, Cash Surrender Values,
withdrawals and loan amounts attributable to the Sub-Accounts within 7 days after We receive all the information needed to process the payment unless:
(a) the New York Stock Exchange is closed on other than
customary weekend and holiday closings or trading on the New
York Stock Exchange is restricted as determined by the
Securities and Exchange Commission (SEC); or
(b) an emergency exists, as determined by the SEC, as a
result of which disposal of securities is not reasonably
practicable to determine the value of the Sub-Accounts; or
(c) the SEC, by order, permits postponement for the
protection of policy owners.
DEFERRAL OF PAYMENTS FROM THE FIXED ACCOUNT
We may defer payment of any Cash Surrender Values, withdrawals and loan amounts which are not attributable to the Sub-Accounts for up to six months from the date of the request. If We defer payment for more than 30 days, We will pay interest at the Fixed
Account Minimum Credited Rate.
TAXATION We do not expect to incur any federal, state or local income tax on the earnings or realized capital gains
attributable to the Separate Account. Based upon these
expectations, no charge is being made to the Separate Account for federal, state or local income taxes. If We incur income taxes attributable to the Separate Account or determine that such taxes will be incurred, We may assess a charge for taxes against the Policy in the future.

THE CONTRACT ENTIRE CONTRACT
The Policy, the attached copy of the initial application, any applications for reinstatement, all subsequent applications to change the Policy, any endorsements or riders and all additional policy information sections added to the Policy are the entire contract. The contract is made in consideration of the
application and the payment of the initial premium. We will not use any statement to cancel the Policy or to defend a claim
under it, unless that statement is contained in an attached
written application. All statements in the application will, in the absence of fraud (as determined by a court of competent
jursidiction), be deemed representations and not warranties.
MODIFICATION
The only way this contract may be modified is by a written
agreement signed by Our President, or one of Our Vice
Presidents, Secretaries or Assistant Secretaries.
NON-PARTICIPATION
The Policy is non-participating. It does not share in Our
surplus earnings, so You will receive no policy dividends under
it.
MISSTATEMENT OF AGE AND/OR SEX
If on the date of death:
(a) the Issue Age of the Insured is understated; or
(b) the sex of the Insured is incorrectly stated such that
it resulted in lower Costs of Insurance,
the Death Benefit will be reduced to the Death Benefit that
would have been provided by the last Cost of Insurance charge at the correct Issue Age and/or sex.
If on the date of death:
(a) the Issue Age of the Insured is overstated; or
(b) the sex of the Insured is incorrectly stated such that
it resulted in higher Costs of Insurance,
the Death Benefit will be adjusted by the return of all excess
Costs of Insurance prior to the date of the Insured's death.
SUICIDE
If, within 2 years from the Date of Issue, the Insured dies by suicide, while sane or insane, Our liability will be limited to the premiums paid less Indebtedness and less any withdrawals.
If, within 2 years from the effective date of any increase in the Face Amount for which evidence of insurability was obtained, the Insured dies by suicide, while sane or insane, Our liability with respect to such increase, will be limited to the Cost of
Insurance for the increase.
INCONTESTABILITY
We cannot contest the Policy after it has been in force, during the Insured's lifetime, for 2 years from its Date of Issue,
except for:
(a) non-payment of premium; and
(b) a rider that provides for an Incontestability period which exceeds 2 years.
Any increase in the Face Amount for which evidence of
insurability was obtained, will be incontestable only after the increase has been in force, during the Insured's lifetime, for 2 years from the effective date of the increase.

THE CONTRACT SEPARATE ACCOUNTS
(continued) We will have exclusive and absolute ownership and control of the assets of Our Separate Accounts. The assets of a Fund will be available to cover the liabilities of Our General Account only to the extent that those assets exceed the liabilities of that
Separate Account. The assets of a Fund will be valued on each
Valuation Day. Our determination of the value of an Accumulation
Unit by the method described in the Policy will be conclusive.
ANNUAL REPORT
We will send You a report at least once each Policy Year
showing:
(a) the current Account Value, Cash Surrender Value and Face
Amount;
(b) the premiums paid, Monthly Deduction Amounts and loans
since the last report;
(c) the amount of any Indebtedness;
(d) notifications required by the provisions of the Policy; and
(e) any other information required by the Insurance
Department of the state where the Policy was delivered.

OWNERSHIP AND CHANGE OF OWNER OR BENEFICIARY
BENEFICIARY The Owner and Beneficiary will be those named
in the application until You change them. To change the Owner or Beneficiary, notify Us In Writing while the Insured is alive.
After We receive written notice, the change will be effective as of the date You signed such notice, whether or not the Insured is living when We receive it. However, the change will be
subject to any payment We made or actions We may have taken
before We received the request.
ASSIGNMENT
You may assign the Policy. Until You notify Us In Writing, no assignment will be effective against Us. We are not responsible for the validity of any assignment.
OWNER'S RIGHTS
While the Insured is alive and no Beneficiary is irrevocably named, You may:
(a) exercise all the rights and options that the Policy provides or that We permit;
(b) assign the Policy; and
(c) agree with Us to any change to the Policy.
NO NAMED BENEFICIARY
If no named Beneficiary survives the Insured, then, unless the
Policy provides otherwise:
(a) You will be the Beneficiary; or
(b) if You are the Insured, Your estate will be the Beneficiary.

EXCHANGE If the Policy is in effect, You may exchange it any time during
OPTION the 24 months following its Date of Issue for a non-variable life insurance contract offered by Us on the life of the Insured
without evidence of insurability.
The new policy will be issued by Us with an amount at risk which equals or is less than the amount at risk in effect on the
Exchange Date. The charges and/or premiums will be based on the same Date of Issue, Issue Age and risk classification as the
Policy.
This exchange is subject to adjustments in payments and Account
Values to reflect variances, if any, in the payments and Account
Values under the Policy and the new policy.

TERMINATION TERMINATION
AND MATURITY The Policy will terminate upon the earliest of the following
DATE events:
(a) Scheduled Maturity Date of the Policy unless extended by rider; or
(b) surrender of the Policy; or
(c) 61 days following the date on which Indebtedness equals
or exceeds the Cash Value, unless the Cash Value subsequently exceeds the Indebtedness; or
(d) the end of the Policy Grace Period during which premiums sufficient for the required deductions are not paid, provided the Death Benefit Guarantee is not in effect; or
(e) the date We receive notification In Writing of the death of the Insured. In this event, Your Death Benefit will not be
affected by any Monthly Deduction Amounts taken after the
date of the Insured's death and before We receive due proof
of death.
SCHEDULED MATURITY DATE
The Scheduled Maturity Date is the last date on which You may elect to pay premium. Unless extended by rider, the Policy will terminate on this date and any Cash Surrender Value will be paid to You.
INCOME AVAILABILITY
SETTLEMENT All or parts of the proceeds of the Policy may, instead of
OPTIONS being paid in one sum, be left with Us under any one or a combination of the following options, subject to Our minimum amount requirements on the date of election.
We will pay interest of at least 3 1/2% per year (or higher, if required by state law) on the Death Proceeds from the date of the Insured's death to the date payment is made or an Income
Settlement Option is elected. These proceeds are then no longer subject to the investment experience of a Separate Account.
If any payee is a corporation, partnership, association,
assignee, or fiduciary, an option may be chosen only with Our consent. Option 4 is not available to any payee whose age
exceeds 90.
DESCRIPTION OF TABLES
The options shown below and on the next page are based on
interest at a guaranteed rate of 3 1/2% per year. Payments
under Option 4 are based on mortality according to the 1983a
Individual Annuity Mortality Table, with ages set back one year.

EXCESS INTEREST
We may pay or credit excess interest of such amount and in such manner as We determine.
DEATH OF PAYEE
If the payee dies while receiving payments under one of the
options below, We will pay the following:
(a) Any principal and accrued interest remaining unpaid under
Option 1 or 2.
(b) The value of remaining unpaid guaranteed payments, if
any, under Option 3 or 4, commuted using interest of 3 1/2%
per year.
Any such amount will be paid in one sum to the payee's estate.

INCOME OTHER OPTIONS
SETTLEMENT To convert the monthly payments shown in the tables for Options
OPTIONS 3 and 4 to quarterly, semi-annual or annual payments, multiply
(continued) by the following factors:

PAYMENT INTERVAL FACTOR
Quarterly 2.99
Semi-annual 5.96
Annual 11.81
Other options may be arranged with Our consent.
OPTION 1 - INTEREST INCOME
Payments of interest at the rate We declare, but not less than 3
1/2% per year, on the amount left under this option.
OPTION 2 - INCOME OF FIXED AMOUNT
Equal payments of the amount chosen until the amount left under this option, with interest of not less than 3 1/2% per year, is exhausted. The final payment will be for the balance only.

OPTION 3 - INCOME FOR FIXED PERIOD
Payments, determined from the table below, are guaranteed for the number of years chosen. The first payment will be due on the date proceeds are applied under this option.
MONTHLY PAYMENTS MONTHLY PAYMENTS
NUMBER PER $1,000 OF NUMBER PER $1,000 OF
OF YEARS PROCEEDS OF YEARS PROCEEDS
1 $84.65 10 $9.83
2 43.05 15 7.10
3 29.19 20 5.75
4 22.27 25 4.96
5 18.12 30 4.45
OPTION 4 - LIFE INCOME
Payments, determined from the table shown below for the option elected, are based on the payee's sex and age nearest birthday on the day the first payment becomes due. The first payment
will be due on the date proceeds are applied under this option.
The Life Income available are:
(a) Payments only while the payee is alive.
(b) Payment guaranteed for 10 years; then continuing while the payee is alive.

INCOME
SETTLEMENT
OPTIONS

(continued)

MONTHLY PAYMENTS PER $1,000 OF PROCEEDS

OPTION 4A OPTION 4B OPTION 4A OPTION 4B
PAYEE'S LIFE ONLY 10 YRS. CERTAIN PAYEE'S LIFE ONLY 10 YRS. CERTAIN
AGE MALE FEMALE MALE FEMALE AGE MALE FEMALE MALE FEMALE
20 $3.34 $3.23 $3.34 $3.23 68 $6.79 $5.79 $6.38 $5.63
25 3.44 3.31 3.43 3.30 69 7.02 5.95 6.54 5.77
30 3.56 3.40 3.56 3.40 70 7.26 6.13 6.71 5.91
35 3.71 3.51 3.71 3.51 71 7.52 6.32 6.87 6.07
40 3.91 3.66 3.90 3.65 72 7.80 6.53 7.05 6.23
45 4.17 3.84 4.14 3.84 73 8.09 6.75 7.22 6.40
50 4.49 4.08 4.44 4.07 74 8.41 6.99 7.40 6.58
51 4.56 4.14 4.51 4.12 75 8.75 7.26 7.57 6.76
52 4.64 4.20 4.58 4.18 76 9.12 7.54 7.75 6.95
53 4.72 4.26 4.66 4.24 77 9.51 7.85 7.92 7.14
54 4.80 4.32 4.74 4.30 78 9.92 8.18 8.09 7.34
55 4.89 4.39 4.82 4.36 79 10.37 8.54 8.26 7.54
56 4.99 4.46 4.91 4.43 80 10.85 8.94 8.42 7.74
57 5.09 4.54 5.00 4.51 81 11.37 9.36 8.57 7.94
58 5.20 4.62 5.10 4.58 82 11.92 9.82 8.71 8.13
59 5.32 4.71 5.20 4.66 83 12.50 10.32 8.85 8.32
60 5.44 4.80 5.31 4.75 84 13.12 10.87 8.97 8.50
61 5.57 4.90 5.42 4.84 85 13.78 11.46 9.09 8.67
62 5.71 5.00 5.54 4.93 86 14.47 12.09 9.20 8.83
63 5.86 5.11 5.67 5.03 87 15.20 12.78 9.29 8.97
64 6.02 5.23 5.80 5.14 88 15.98 13.52 9.38 9.10
65 6.20 5.36 5.94 5.25 89 16.79 14.31 9.46 9.22
66 6.38 5.49 6.08 5.37 90 17.66 15.16 9.53 9.32
67 6.58 5.64 6.23 5.50


ITT HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
HARTFORD, CONNECTICUT 06104-2999
(A STOCK INSURANCE COMPANY)
(THE "COMPANY")

NATIONAL SERVICE CENTER ADDRESS:
P.O. BOX 59179
MINNEAPOLIS, MINNESOTA 55459

CASH SURRENDER VALUE PAYABLE ON THE SCHEDULED MATURITY DATE,
UNLESS EXTENDED BY RIDER
DEATH PROCEEDS PAYABLE AT DEATH OF THE INSURED
ADJUSTABLE DEATH BENEFIT
PREMIUMS PAYABLE AS SHOWN ON PAGE 3
NON-PARTICIPATING

THE PORTIONS OF THE ACCOUNT VALUES PROVIDED BY THIS CONTRACT THAT ARE IN THE
SUB-ACCOUNTS ARE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT. THEY

ARE VARIABLE AND NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. THE AMOUNT OF THE
DEATH BENEFIT MAY BE FIXED OR VARIABLE DEPENDING ON THE INVESTMENT EXPERIENCE OF
THAT SEPARATE ACCOUNT. THE FACE AMOUNT IS A GUARANTEED DEATH BENEFIT DURING THE
FIRST TEN POLICY YEARS SUBJECT TO THE CONDITIONS DESCRIBED ON PAGE 13.

[LOGO]

FLEXIBLE PREMIUM
VARIABLE LIFE INSURANCE POLICY

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